Exhibit 99.1

NOBILITY HOMES, INC. ANNOUNCES INCREASED SALES AND EARNINGS FOR ITS FISCAL YEAR 2018

Ocala, FL…January 3, 2019 - Today Nobility Homes, Inc. (OTCQX: NOBH) announced increased sales and earnings results for its fiscal year ended November 3, 2018. Sales for fiscal year 2018 were up 14% to $42,812,265 as compared to $37,543,071 recorded in fiscal year 2017. Income from operations, up 31% for fiscal year 2018, was $5,722,826 versus $4,355,874 in the same period a year ago. Net income after taxes was $4,963,633 as compared to $3,309,983 for the same period last year. In fiscal year 2017, we received payments under an escrow arrangement related to the Finance Revenue Sharing Agreement between 21st Mortgage Corporation and the Company resulting in revenue of $504,548. Diluted earnings per share for fiscal year 2018 were $1.27 per share compared to $0.83 per share last year.

For the fourth quarter of fiscal 2018, sales were up 28% to $12,796,547 as compared to $10,017,216 in the fourth quarter of last fiscal year. Income from operations for the fourth quarter of 2018 was up 82% to $1,978,330 versus $1,087,936 in the same period last year. Net income after taxes was $1,563,708 versus last year’s results of $829,268. Diluted earnings per share for the fourth quarter were $0.40 per share versus earnings of $0.21 per share last year.

Nobility’s financial position during fiscal year 2018 remains very strong with cash and cash equivalents, short term investments and certificate of deposits of $34,936,721 and no outstanding debt. Working capital is $38,128,057 and our ratio of current assets to current liabilities is 5.8:1. Stockholders’ equity is $49,066,501 and the book value per share of common stock increased to $12.67.

Terry Trexler, President, stated, “The demand for affordable manufactured housing in Florida and the U.S. continues to improve. According to the Florida Manufactured Housing Association, shipments in Florida for the period from November 2017 through October 2018 were up approximately 19% from the same period last year. Constrained consumer credit and the lack of lenders in our industry, partly as a result of an increase in government regulations, still affects our results by limiting many affordable manufactured housing buyers from purchasing homes. However, recent legislation may help improve this situation in the future.

We understand that maintaining our strong financial position is vital for future growth and success. Because of very challenging business conditions during economic recessions in our market area, management will continue to evaluate all expenses and react in a manner consistent with maintaining our strong financial position, while exploring opportunities to expand our distribution and manufacturing operations.

Our many years of experience in the Florida market, combined with home buyers’ increased need for more affordable housing, should serve the Company well in the coming years. Management remains convinced that our specific geographic market is one of the best long-term growth areas in the country”.

On June 5, 2018 the Company celebrated its 51st anniversary in business specializing in the design and production of quality, affordable manufactured homes. With multiple retail sales centers, an insurance agency subsidiary, and an investment in a retirement manufactured home community, we are the only vertically integrated manufactured home company headquartered in Florida.

MANAGEMENT WILL NOT HOLD A CONFERENCE CALL. IF YOU HAVE ANY QUESTIONS, PLEASE CALL TERRY OR TOM TREXLER @ 800-476-6624 EXT 221 OR TERRY@NOBILITYHOMES.COM OR TOM@NOBILITYHOMES.COM

Certain statements in this report are unaudited or forward-looking statements within the meaning of the federal securities laws. Although Nobility believes that the amounts and expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, competitive pricing pressures at both the wholesale and retail levels, increasing material costs, continued excess retail inventory, increase in repossessions, changes in market demand, changes in interest rates, availability of financing for retail and wholesale purchasers, consumer confidence, adverse weather conditions that reduce sales at retail centers, the risk of manufacturing plant shutdowns due to storms or other factors, the impact of marketing and cost-management programs, reliance on the Florida economy, impact of labor shortage, impact of materials shortage, increasing labor cost, cyclical nature of the manufactured housing industry, impact of rising fuel costs, catastrophic events impacting insurance costs, availability of insurance coverage for various risks to Nobility, market demographics, management’s ability to attract and retain executive officers and key personnel, increased global tensions, market disruptions resulting from terrorist or other attack and any armed conflict involving the United States and the impact of inflation.

NOBILITY HOMES, INC.

Consolidated Balance Sheets

	November 3, 2018	November 4, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,364,861	$27,910,504
Certificates of Deposit	6,034,093	—
Short-term investments	537,767	627,087
Accounts receivable - trade	1,783,073	2,934,300
Note receivable	46,444	500,000
Mortgage notes receivable	15,664	13,495
Inventories	7,270,550	7,505,681
Pre-owned homes, net	933,640	1,141,863
Prepaid expenses and other current assets	1,090,152	820,224
Deferred income taxes	—	609,629

Total current assets	46,076,244	42,062,783
Property, plant and equipment, net	4,763,566	4,304,771
Pre-owned homes, net	473,191	815,358
Interest receivable	—	101,301
Note receivable, less current portion	46,265	1,134,086
Mortgage notes receivable, less current portion	236,402	240,297
Other investments	1,571,166	1,471,029
Property held for sale	213,437	599,455
Deferred income taxes	40,156	—
Cash surrender value of life insurance	3,437,974	3,262,848
Other assets	156,287	156,287

Total assets	$57,014,688	$54,148,215

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,085,095	$849,782
Accrued compensation	869,657	624,989
Accrued expenses and other current liabilities	1,349,381	1,127,397
Income taxes payable	579,786	260,416
Customer deposits	4,064,268	2,796,827

Total current liabilities	7,948,187	5,659,411
Deferred income taxes	—	1,074,507

Total liabilities	7,948,187	6,733,918

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value, 500,000 shares authorized; none issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized; 5,364,907 shares issued; 3,873,731 and 3,997,569 outstanding, respectively	536,491	536,491
Additional paid in capital	10,670,848	10,669,231
Retained earnings	50,352,546	46,167,528
Accumulated other comprehensive income	390,407	412,233
Less treasury stock at cost, 1,491,176 shares in 2018 and 1,367,338 shares in 2017	(12,883,791)	(10,371,186)

Total stockholders’ equity	49,066,501	47,414,297

Total liabilities and stockholders’ equity	$57,014,688	$54,148,215

NOBILITY HOMES, INC.

Consolidated Statements of Income and Comprehensive Income

Unaudited

	Three Months Ended		Twelve Months Ended
	Nov 3, 2018	Nov 4, 2017	Nov 3, 2018	Nov 4, 2017
Net sales	$12,796,547	$10,017,216	$42,812,265	$37,543,071
Cost of goods sold	(9,386,554)	(7,742,677)	(32,132,238)	(28,881,992)

Gross profit	3,409,993	2,274,539	10,680,027	8,661,079
Selling, general and administrative expenses	(1,431,663)	(1,186,603)	(4,957,201)	(4,305,205)

Operating income	1,978,330	1,087,936	5,722,826	4,355,874

Other income:
Interest income	145,144	44,266	362,121	149,613
Undistributed earnings in joint venture - Majestic 21	21,220	22,775	100,137	103,533
Proceeds received under escrow arrangement	—	205,724	172,911	504,548
Gain on property held for resale	—	—	203,512	—
Miscellaneous	21,289	21,271	43,956	54,682

Total other income	187,653	294,036	882,637	812,376

Income before provision for income taxes	2,165,983	1,381,972	6,605,463	5,168,250
Income tax expense	(602,275)	(552,704)	(1,641,830)	(1,858,267)

Net income	1,563,708	829,268	4,963,633	3,309,983

Other comprehensive income (loss)
Unrealized investment gain (loss), net of tax effect	28,730	(3,644)	(21,826)	146,062

Comprehensive income	$1,592,438	$825,624	$4,941,807	$3,456,045

Weighted average number of shares outstanding:
Basic	3,873,731	3,997,569	3,912,188	4,002,436
Diluted	3,876,034	3,999,085	3,914,312	4,003,768
Net income per share:
Basic	$0.40	$0.21	$1.27	$0.83

Diluted	$0.40	$0.21	$1.27	$0.83